AMENDMENT

To

PARTICIPATION AGREEMENT

By and Among

PACIFIC LIFE INSURANCE COMPANY

And

GE INVESTMENTS FUNDS, INC.

And

GE INVESTMENT DISTRIBUTORS, INC.

And

GE ASSET MANAGEMENT INCORPORATED

THIS AMENDMENT, effective as of November 20, 2009, amends that certain Participation Agreement dated as of December 1, 2008 (the “Agreement”), by and among PACIFIC LIFE INSURANCE COMPANY, GE INVESTMENTS FUNDS, INC., GE INVESTMENT DISTRIBUTORS, INC. and GE ASSET MANAGEMENT INCORPORATED.

WHEREAS, the parties hereto agree that the Fund shall no longer make available to the Company, and the Company no longer intends to purchase from the Fund, Class 4 Shares of the Portfolios named in Schedule 3 to the Agreement;

WHEREAS, the parties hereto agree that the Company intends to convert all Accounts from Class 4 Shares to Class 3 Shares of the Portfolios named in Schedule 3 to the Agreement;

WHEREAS, the parties hereto desire to make certain amendments to the Agreement to delete all references in the Agreement to Class 4 Shares and replace them with references to Class 3 Shares;

WHEREAS, the parties hereto desire to update Schedule 4 to reflect Registered Contracts that will offer Class 3 Shares of the Portfolios named in Schedule 3 to the Agreement; and

WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:

1.	Schedule 3 to the Agreement is deleted in its entirety and replaced by Schedule 3 attached hereto.

2.	Schedule 4 to the Agreement is deleted in its entirety and replaced by Schedule 4 attached hereto.

3.	This Amendment shall become effective on November 20, 2009.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Anthony J. Dufault
Name: Anthony J. Dufault
Title: Assistant Vice President

Attest:	/s/ Audrey L. Milfs
Audrey L. Milfs,
Corporate Secretary

GE INVESTMENTS FUNDS, INC.

By:	/s/ Michael J. Cosgrove
Name:	Michael J. Cosgrove
Title:	President, CEO Mutual Funds

GE INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Joseph M. Connors
Name:	Joseph M. Connors
Title:	President, GEID

GE ASSET MANAGEMENT INCORPORATED

By:	/s/ Joseph M. Connors
Name:	Joseph M. Connors
Title:	SVP, GEAM

Schedule 3

Name(s) of Portfolio

GE Investments Funds, Inc.:

Total Return Fund – Class 3

Schedule 4

Registered Contracts

Pacific Value

Pacific Value Edge

Pacific One

Pacific One Select

Pacific Portfolios

Pacific Portfolios for Chase

Pacific Select Variable Annuity

Pacific Voyages

Pacific Innovations

Pacific Innovations Select

Pacific Explorer

Pacific Journey

Pacific Odyssey

Pacific Destinations

4